CONTACT
Daniel H. Popky
Sr. Vice President & CFO
404/370-4277

                 ALLIED HOLDINGS REPORTS SECOND QUARTER RESULTS


DECATUR, GEORGIA, JULY 30, 2003 - ALLIED HOLDINGS, INC. (AMEX:AHI) TODAY REPORTED RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2003. Net income for the second quarter was $3.4 million, compared to net income of $2.1 million in the second quarter of 2002, an increase of 61.9 percent or $1.3 million. Basic earnings per share in the second quarter of 2003 were $0.40 and diluted earnings per share were $0.39, versus basic earnings per share of $0.25 and diluted earnings per share of $0.24 in the second quarter last year.

Revenues for the second quarter of 2003 were $230.1 million compared to revenues of $239.0 million in the second quarter last year, a decline of 3.7 percent. Earnings before interest, taxes, depreciation and amortization, and gains and losses on disposal of assets (Adjusted EBITDA) for the second quarter of 2003 were $19.4 million compared to $23.5 million of Adjusted EBITDA reported during the second quarter last year, a decline of $4.1 million. Adjusted EBITDA is presented because management believes it provides useful information to investors regarding the Company's ability to generate cash flows that can be used to service debt and provide for capital expenditures. Adjusted EBITDA is also a component of certain financial covenants in Allied's debt agreements. A reconciliation of Adjusted EBITDA to Net Income and Operating Cash Flows is provided in the financial schedules attached to this press release.

The decline in revenues in the second quarter this year compared to last year was primarily the result of a 5.8 percent decrease in vehicle deliveries mainly as a result of lower OEM production levels. The Company estimates that the impact of lower OEM production on vehicle deliveries reduced Adjusted EBITDA in the second quarter of 2003 by approximately $4 million compared to the prior year period. Partially offsetting the impact of lower vehicle deliveries on revenues was an increase in the Canadian Dollar exchange rate. While the rise in the Canadian Dollar increased revenues in the second quarter of 2003 compared to the second quarter of 2002 when converting Canadian Dollar revenues into US Dollars, the expenses of the Company's Canadian subsidiaries also increased when converting Canadian Dollar denominated expenses into US Dollars, thus minimizing the net impact to earnings.

Commenting on the results, Hugh E. Sawyer, Allied's President and Chief Executive Officer, said, "Higher investment income from our captive insurance company and foreign currency exchange gains pushed net income higher in the second quarter of 2003 when compared to the second quarter last year. Fortunately, this increase in other income more than offset the impact of lower new vehicle production during the second quarter." Mr. Sawyer added, "During the second quarter a number of internal initiatives continued to gain traction. For example, incidents of cargo damage, worker injuries and traffic accidents actually declined versus the same period in 2002. The benefit from improved execution of internal initiatives virtually eliminated the approximate $2 million increase in costs during the second quarter from increased wages and benefits to our Teamster-represented employees. In the United States, our costs for these employees were higher during April and May of 2003, the final two months of the previous Teamster contract, versus the prior year period. Starting June 1, 2003, the Company began operating under a new five-year agreement with the Teamsters in the United States and there was no wage or benefit inflation in June of 2003. Wages under the new U.S. agreement will remain frozen for the first two years of the agreement and health, welfare and pension contributions will increase beginning August 1, 2003. We believe that this new five year contract stabilizes Allied's U.S. Teamster labor agreement

Allied Holdings, Inc.
July 30, 2003

during a critical phase of the Company's turnaround. We also believe that the successful ratification of the new labor agreement which became effective June 1, 2003, was an important step in the Company's ongoing revitalization effort. There was no wage and benefit inflation for our employees represented by the Teamsters in Canada during the second quarter of 2003 as a result of new labor agreements negotiated in Canada over the past year."

Revenues for the six-month period ended June 30, 2003 were $443.7 million, versus $452.2 million for the same six-month period in 2002, a decline of 1.9 percent. Allied experienced a net loss of $2.3 million in the first six-months of 2003, versus a net loss of $3.1 million for the same period in 2002. Results for the first six-months of 2002 include a $1.7 million after-tax gain on the early extinguishment of the Company's subordinated notes and a $4.1 million after-tax charge related to the impairment of goodwill at the Company's Axis Group subsidiary. Adjusted EBITDA for the first six-months of 2003 was $30.0 million, versus $39.9 million of Adjusted EBITDA in the first six-months of 2002.

During the second quarter of 2003, the Company repaid $3.8 million of long-term debt and capital expenditures were $2.5 million. For the first six months of 2003, the Company had net borrowings of $2.8 million and capital expenditures were $8.4 million. That compares to debt repayments of $24.2 million and capital expenditures of $7.5 million in the first half of 2002. Debt repayments were lower in 2003 due to reduced Adjusted EBITDA, lower cash proceeds from asset sales, and increased funding of the Company's captive insurance company because of a change in primary insurance carriers. During the first six-months of 2002, the Company received $5.6 million of cash proceeds from the sale of assets and joint ventures. In addition, Kemper, the Company's primary insurance carrier, was downgraded by A.M. Best. As a result, the Company moved its primary insurance coverage to Ace USA during the first half of 2003. The change in insurance carriers has resulted in increased contributions to the Company's captive insurance company because of delays in collateral reductions by Kemper.

The Company reduced the number of rigs remanufactured during the second quarter of 2003 mainly because of the reduction in OEM production levels during the quarter. The Company also plans to reduce the number of vehicles to be remanufactured in the second half of 2003 based on anticipated OEM production levels. The Company will continue to evaluate the number of rigs to be remanufactured in 2003 as visibility into product shipment levels improve. The Company expects to spend between $15 and $20 million on capital expenditures during calendar year 2003.

"While Allied improved net income in the second quarter as compared to the same period in 2002, we recognize that Adjusted EBITDA declined versus the prior year period. Allied remains a challenging turnaround," commented Mr. Sawyer. "Although execution of key internal initiatives has improved in the first half of 2003, the overall performance improvement was not sufficient to overcome the aggregate impact of the significant rise in fuel prices during the first quarter and the sharp decline in OEM production in the second quarter. As we prepare our operations for the second half of the year, we are clearly faced with challenging external conditions including but not limited to lower new vehicle production, increased competition in the marketplace, the Big Three's contract renewal with the UAW, and unstable fuel prices."

Allied Holdings, Inc.
July 30, 2003

Mr. Sawyer added, "Given the external uncertainties, Allied's management will strive to react swiftly to these factors in a manner consistent with our commitment to flexibility and speed of execution. As we expected, 2003 has proven to be a challenging transition year for Allied. We intend to maintain tight control of costs and continue to search for additional opportunities to reduce non-essential costs such as sales, general and administrative expenses and discretionary spending where we believe it will not compromise long-term value creation. Further, we intend to maintain our focus on Allied's core value drivers related to improved driver productivity and reduced cargo claims, worker injuries and traffic accidents. Our sales team has increased the pace of organic sales activity in an attempt to secure new or additional market share in an environment of reduced OEM production. Additionally, our terminal managers are seeking new or additional sources of revenue particularly in the secondary market for used vehicles movements."

Mr. Sawyer concluded, "Our aspiration is to position our Company for any potential improvement in market or competitive conditions as we navigate through an important transition year."

ABOUT ALLIED HOLDINGS

Allied Holdings, Inc. is the parent company of several subsidiaries engaged in providing distribution and transportation services of new and used vehicles to the automotive industry. The services of Allied's subsidiaries span the finished vehicle distribution continuum, and include car-hauling, intramodal transport, inspection, accessorization, and dealer prep. Allied, through its subsidiaries, is the leading company in North America specializing in the delivery of new and used vehicles.

Statements in this press release that are not strictly historical are "forward looking" statements. Such statements include, without limitations, any statements containing the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "seek," and similar expressions. Investors are cautioned that such statements, including statements regarding the benefits resulting from the renewal of the contract with the Teamsters in the U.S. and its affect on the Company's revitalization effort and managements ability to react to external factors and uncertainties. The Company's ability to maintain a stable operating platform; the ability of the Company to execute key initiatives and the benefits derived from such execution; the ability of the Company to increase sales growth in AAG and Axis; the ability to ascertain opportunities to reduce costs and expenses; the amount of the Company's capital expenditures related to rig remanufacturing and other matters; and the Company's ability to secure new or additional sources of revenue, are subject to certain risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks and uncertainties include economic recessions or extended or more severe downturns in new vehicle production or sales, the highly competitive nature of the automotive distribution industry, the ability of the Company to comply with the terms of its current debt agreements, the ability of the Company to obtain financing in the future and the Company's highly leveraged financial position. Investors are urged to carefully review and consider the various disclosures made by the Company in this press release and in the Company's reports filed with the Securities and Exchange Commission.

NOTE: THE INFORMATION IN THIS PRESS RELEASE WILL BE DISCUSSED BY MANAGEMENT TODAY ON A CONFERENCE CALL THAT CAN BE ACCESSED AT THE FOLLOWING LINKS:
WWW.COMPANYBOARDROOM.COM OR WWW.ALLIEDHOLDINGS.COM BEGINNING AT 10:30 A.M. EST.

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                      2003 SECOND QUARTER EARNINGS RELEASE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                  FOR THE THREE MONTHS ENDED
                                                           JUNE 30,
                                                  --------------------------
                                                     2003           2002
                                                     ----           ----
Revenues                                            $230,078      $238,984

Net income                                          $  3,372      $  2,109

Income per share:
    Basic                                           $   0.40      $   0.25
    Diluted                                         $   0.39      $   0.24

Weighted average common shares outstanding:
      Basic                                            8,462         8,300
      Diluted                                          8,700         8,781

                                                        FOR THE SIX MONTHS ENDED
                                                                JUNE 30,
                                                        ------------------------
                                                          2003             2002
                                                          ----             ----
Revenues                                                $ 443,670      $ 452,243

Income (loss) before cumulative effect of change in
   accounting principle                                 ($  2,292)     $     953

Net loss                                                ($  2,292)     ($  3,139)

Income (loss) per share before cumulative
 effect of change in accounting
   principle:

      Basic                                             ($   0.27)     $    0.12
      Diluted                                           ($   0.27)     $    0.11

Net loss per share:

      Basic                                             ($   0.27)     ($   0.38)
      Diluted                                           ($   0.27)     ($   0.36)

Weighted average common shares outstanding:

      Basic                                                 8,436          8,259
      Diluted                                               8,436          8,793

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                        JUNE 30,              DECEMBER 31,
                                                                          2003                   2002
                                                                          ----                   ----
                                                                       (UNAUDITED)
                                     ASSETS

CURRENT ASSETS:

       Cash and cash equivalents                                        $   7,573              $  10,253
       Short-term investments                                              67,809                 60,732
       Receivables, net of allowance for doubtful accounts of
             $4,382 and $5,587 respectively                                56,033                 58,512
       Inventories                                                          5,514                  5,071
       Deferred tax assets                                                 29,271                 39,826
       Prepayments and other current assets                                32,523                 28,685
                                                                        ---------              ---------
                 Total current assets                                     198,723                203,079
                                                                        ---------              ---------

PROPERTY AND EQUIPMENT, NET                                               166,879                176,663
                                                                        ---------              ---------

GOODWILL, NET                                                              89,128                 85,241
                                                                        ---------              ---------

OTHER                                                                      17,780                 20,525
                                                                        ---------              ---------

                 Total assets                                           $ 472,510              $ 485,508
                                                                        =========              =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
       Current maturities of long-term debt                             $  11,000              $  10,785
       Trade accounts payable                                              30,331                 36,585
       Accrued liabilities                                                 91,804                 92,881
                                                                        ---------              ---------
                 Total current liabilities                                133,135                140,251
                                                                        ---------              ---------

LONG-TERM DEBT, LESS CURRENT MATURITIES                                   240,265                237,690
                                                                        ---------              ---------

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS                                 7,042                  7,467
                                                                        ---------              ---------

DEFERRED INCOME TAXES                                                      19,451                 27,746
                                                                        ---------              ---------

OTHER LONG-TERM LIABILITIES                                                59,378                 62,040
                                                                        ---------              ---------


STOCKHOLDERS' EQUITY:

       Preferred stock, no par value; 5,000 shares authorized, none
             outstanding                                                       --                     --
       Common stock, no par value; 20,000 shares authorized, 8,494 and 8,421 shares outstanding at June 30, 2003
             and December 31, 2002, respectively                               --                     --
       Additional paid-in capital                                          47,112                 46,801
       Treasury stock at cost, 139 shares at June 30, 2003
             and December 31, 2002                                           (707)                  (707)
       Accumulated deficit                                                (28,712)               (26,420)
       Accumulated other comprehensive loss, net of tax                    (4,454)                (9,360)
                                                                        ---------              ---------
                 Total stockholders' equity                                13,239                 10,314
                                                                        ---------              ---------
                 Total liabilities and stockholders' equity             $ 472,510              $ 485,508
                                                                        =========              =========

                          ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF OPERATIONS
                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                       (UNAUDITED)


                                                                          FOR THE THREE MONTHS ENDED     FOR THE SIX MONTHS ENDED
                                                                                   JUNE 30,                        JUNE 30,
                                                                          --------------------------     ------------------------
                                                                             2003             2002           2003           2002
                                                                          ---------        ---------      ---------      ---------
REVENUES                                                                  $ 230,078        $ 238,984      $ 443,670      $ 452,243
                                                                          ---------        ---------      ---------      ---------

OPERATING EXPENSES:

     Salaries, wages and fringe benefits                                    123,502          127,513        241,077        246,049
     Operating supplies and expenses                                         35,968           35,906         73,148         66,811
     Purchased transportation                                                25,837           25,527         50,550         47,107
     Insurance and claims                                                    11,477           12,929         20,834         23,500
     Operating taxes and licenses                                             8,159            8,630         15,997         17,093
     Depreciation and amortization                                           11,653           13,282         23,677         26,945
     Rents                                                                    1,620            1,657          3,240          3,210
     Communications and utilities                                             1,580            1,873          3,468          3,865
     Other operating expenses                                                 2,535            1,451          5,384          4,748
     Loss (gain) on disposal of operating assets, net                           195              315            459           (714)
                                                                          ---------        ---------      ---------      ---------
               Total operating expenses                                     222,526          229,083        437,834        438,614
                                                                          ---------        ---------      ---------      ---------
               Operating  income                                              7,552            9,901          5,836         13,629
                                                                          ---------        ---------      ---------      ---------

OTHER INCOME (EXPENSE):

     Interest expense                                                        (7,373)          (7,610)       (14,754)       (15,732)
     Investment income                                                        3,007              615          3,333            887
     Gain on early extinguishment of debt                                        --               --             --          2,750
     Foreign exchange gains (losses), net                                     1,430               (4)         2,448             33
     Other, net                                                                  --               --             --           (207)
                                                                          ---------        ---------      ---------      ---------
                                                                             (2,936)          (6,999)        (8,973)       (12,269)
                                                                          ---------        ---------      ---------      ---------


INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE
 EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                     4,616            2,902         (3,137)         1,360

INCOME TAX (EXPENSE) BENEFIT                                                 (1,244)            (793)           845           (407)
                                                                          ---------        ---------      ---------      ---------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE
 IN ACCOUNTING PRINCIPLE                                                      3,372            2,109         (2,292)           953

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE,
 NET OF TAX                                                                      --               --             --         (4,092)
                                                                          ---------        ---------      ---------      ---------
NET INCOME (LOSS)                                                         $   3,372        $   2,109      ($  2,292)     ($  3,139)
                                                                          =========        =========      =========      =========

BASIC & DILUTED EARNINGS (LOSS) PER COMMON SHARE:

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE
 IN ACCOUNTING PRINCIPLE :

     BASIC                                                                $    0.40        $    0.25      ($   0.27)     $    0.12
     DILUTED                                                              $    0.39        $    0.24      ($   0.27)     $    0.11

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
 PRINCIPLE, NET OF TAX:
     BASIC                                                                       --               --             --          (0.50)
     DILUTED                                                                     --               --             --          (0.47)
                                                                          ---------        ---------      ---------      ---------

NET INCOME (LOSS):

     BASIC                                                                $    0.40        $    0.25      ($   0.27)     ($   0.38)
                                                                          =========        =========      =========      =========

     DILUTED                                                              $    0.39        $    0.24      ($   0.27)     ($   0.36)
                                                                          =========        =========      =========      =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:

     BASIC                                                                    8,462            8,300          8,436          8,259
                                                                          =========        =========      =========      =========
     DILUTED                                                                  8,700            8,781          8,436          8,793
                                                                          =========        =========      =========      =========

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                   FOR THE SIX MONTHS ENDED
                                                                                            JUNE 30,
                                                                                   ------------------------
                                                                                      2003           2002
                                                                                      ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:

       Net loss                                                                     ($ 2,292)     ($ 3,139)
       Reconciliation of net loss to net cash provided
          by operating activities:
           Gain on early extinguishment of debt                                           --        (2,750)
           Interest expense paid in kind                                                 725           377
           Amortization of deferred financing costs                                    2,054         2,028
           Depreciation and amortization                                              23,677        26,945
           Loss (gain) on disposal of assets and other, net                              459          (507)
           Foreign exchange gains, net                                                (2,448)          (33)
           Cumulative effect of change in accounting principle                            --         4,092
           Deferred income taxes                                                        (671)          468
           Compensation expense related to stock options and grants                      120           148
           Amortization of Teamsters Union contract costs                              1,000         1,200
           Change in operating assets and liabilities:
                Receivables, net of allowance for doubtful accounts                    3,933        10,957
                Inventories                                                             (299)          238
                Prepayments and other current assets                                  (3,480)           92
                Short-term investments                                                (7,077)       (1,229)
                Trade accounts payable                                                (7,194)          217
                Accrued liabilities                                                   (5,313)        1,993
                                                                                    --------      --------
           Net change in operating assets and liabilities                            (19,430)       12,268
                                                                                    --------      --------
                            Net cash provided by operating activities                  3,194        41,097
                                                                                    --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:

       Purchases of property and equipment                                            (8,417)       (7,470)
       Proceeds from sale of property and equipment                                       31         2,857
       Proceeds from sale of equity investment in joint venture                           --         2,700
       Decrease (increase) in the cash surrender value of life insurance                   2          (317)
                                                                                    --------      --------
                            Net cash used in investing activities                     (8,384)       (2,230)
                                                                                    --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:

       Additions to (repayments of) revolving credit facilities, net                  10,084       (60,723)
       Additions to long-term debt                                                        --        82,751
       Repayment of long-term debt                                                    (8,019)      (43,830)
       Payment of deferred financing costs                                              (414)       (8,829)
       Proceeds from issuance of common stock                                            191           161
       Other, net                                                                         26           373
                                                                                    --------      --------
                            Net cash provided by (used in) financing activities        1,868       (30,097)
                                                                                    --------      --------

EFFECT OF EXCHANGE RATE CHANGES ON CASH
       AND CASH EQUIVALENTS                                                              642           158

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                  (2,680)        8,928
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                      10,253        10,543
                                                                                    --------      --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                          $  7,573      $ 19,471
                                                                                    ========      ========

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                      2003 SECOND QUARTER EARNINGS RELEASE
                                 OPERATING DATA
                                   (UNAUDITED)

                                                          THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                JUNE 30,                             JUNE 30,
                                                    --------------------------------      ---------------------------------
                                                         2003              2002               2003                2002
                                                    -------------      -------------      -------------       -------------
ALLIED HOLDINGS, EXCLUDING AAG - CANADA & AXIS:

REVENUES                                            $ 175,572,000      $ 186,240,000      $ 344,387,000       $ 357,819,000

OPERATING INCOME (LOSS)                             $   1,102,000      $   1,298,000      ($  2,351,000)      $   1,863,000

OPERATING RATIO                                             99.37%             99.30%            100.68%              99.48%

VEHICLES DELIVERED                                      1,780,504          1,888,751          3,464,717           3,555,345

LOADS DELIVERED                                           229,532            235,036            446,821             440,909

VEHICLES PER LOAD                                            7.76               8.04               7.75                8.06

REVENUE PER VEHICLE                                 $       98.61      $       98.60      $       99.40       $      100.64

PERCENT DAMAGE FREE DELIVERY                                 99.7%              99.7%              99.7%               99.7%

NUMBER OF
     AVERAGE ACTIVE RIGS                                    3,065              3,053              3,047               3,073
     AVERAGE EMPLOYEES
               DRIVERS                                      3,130              3,300              3,133               3,234
               OTHERS                                       1,587              1,784              1,597               1,887

ALLIED AUTOMOTIVE GROUP - CANADA:

REVENUES                                            $  47,526,000      $  45,240,000      $  84,913,000       $  80,271,000

OPERATING INCOME                                    $   5,457,000      $   7,121,000      $   6,523,000       $  10,172,000

OPERATING RATIO                                             88.52%             84.26%             92.32%              87.33%

VEHICLES DELIVERED                                        650,446            691,494          1,179,509           1,224,962

LOADS DELIVERED                                            86,776             88,263            157,500             157,393

VEHICLES PER LOAD                                            7.50               7.83               7.49                7.78

REVENUE PER VEHICLE                                 $       73.07      $       65.42      $       71.99       $       65.53

PERCENT DAMAGE FREE DELIVERY                                 99.7%              99.7%              99.7%               99.8%

NUMBER OF
     AVERAGE ACTIVE RIGS                                      771                736                773                 738
     AVERAGE EMPLOYEES
               DRIVERS                                      1,001                989              1,050                 957
               OTHERS                                         402                519                404                 504

AXIS GROUP:

REVENUES                                            $   6,980,000      $   7,504,000      $  14,370,000       $  14,153,000

OPERATING INCOME                                    $     993,000      $   1,482,000      $   1,664,000       $   1,594,000

CERTAIN AMOUNTS IN THE INFORMATION PRESENTED ABOVE HAVE BEEN RECLASSIFIED TO CONFORM TO THE CURRENT YEAR PRESENTATION.

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                      2003 SECOND QUARTER EARNINGS RELEASE
                         NON-GAAP FINANCIAL INFORMATION
                                   (UNAUDITED)

                                                                         THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                              JUNE 30,                          JUNE 30,
                                                                    ---------------------------      ------------------------------
                                                                        2003           2002             2003              2002
                                                                    ------------   ------------      ------------      ------------
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA:

NET INCOME (LOSS)                                                   $  3,372,000   $  2,109,000      ($ 2,292,000)     ($ 3,139,000)

INCOME TAX EXPENSE (BENEFIT)                                           1,244,000        793,000          (845,000)          407,000

INTEREST EXPENSE                                                       7,373,000      7,610,000        14,754,000        15,732,000

INVESTMENT INCOME                                                     (3,007,000)      (615,000)       (3,333,000)         (887,000)

GAIN ON EARLY EXTINGUISHMENT OF DEBT                                          --             --                --        (2,750,000)

FOREIGN EXCHANGE LOSSES (GAINS), NET                                  (1,430,000)         4,000        (2,448,000)          (33,000)

OTHER, NET                                                                    --             --                --           207,000

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX               --             --                --         4,092,000

LOSS (GAIN) ON DISPOSAL OF OPERATING ASSETS                              195,000        315,000           459,000          (714,000)

DEPRECIATION AND AMORTIZATION                                         11,653,000     13,282,000        23,677,000        26,945,000
                                                                    ------------   ------------      ------------      ------------

ADJUSTED EBITDA                                                     $ 19,400,000   $ 23,498,000      $ 29,972,000      $ 39,860,000
                                                                    ============   ============      ============      ============

RECONCILIATION OF OPERATING CASH FLOWS TO ADJUSTED EBITDA:

CASH PROVIDED BY OPERATIONS                                         $  7,801,000   $ 16,726,000         3,194,000        41,097,000

ADJUSTMENTS:

    INTEREST EXPENSE                                                   7,373,000      7,610,000        14,754,000        15,732,000

    INTEREST PAID IN KIND                                               (356,000)      (365,000)         (725,000)         (377,000)

    INVESTMENT INCOME                                                 (3,007,000)      (615,000)       (3,333,000)         (887,000)

    AMORTIZATION OF DEFERRED FINANCING COSTS                          (1,042,000)      (983,000)       (2,054,000)       (2,028,000)

    INCOME TAX (BENEFIT) EXPENSE                                       1,244,000        793,000          (845,000)          407,000

    DEFERRED INCOME TAXES                                             (3,730,000)    (2,235,000)          671,000          (468,000)

    AMORTIZATION OF TEAMSTER UNION CONTRACT COSTS                       (400,000)      (600,000)       (1,000,000)       (1,200,000)

    COMPENSATION EXPENSE RELATED TO STOCK OPTIONS AND GRANTS             (60,000)       (89,000)         (120,000)         (148,000)

    TOTAL CHANGE IN OPERATING ASSETS AND LIABILITIES                  11,577,000      3,256,000        19,430,000       (12,268,000)
                                                                    ------------   ------------      ------------      ------------

ADJUSTED EBITDA                                                     $ 19,400,000   $ 23,498,000      $ 29,972,000      $ 39,860,000
                                                                    ============   ============      ============      ============




ADJUSTED EBITDA REPRESENTS EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND GAINS AND LOSSES ON OPERATING ASSETS. NET INCOME AND NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES ARE THE CLOSEST FINANCIAL MEASURES IN THE COMPANY'S FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, ("GAAP"), IN TERMS OF COMPARABILITY TO ADJUSTED EBITDA. AS SUCH, RECONCILIATIONS OF ADJUSTED EBITDA TO OPERATING (LOSS) INCOME AND NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES FOR THE QUARTERS AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002 ARE PROVIDED ABOVE. BECAUSE ADJUSTED EBITDA IS NOT A MEASUREMENT DETERMINED IN ACCORDANCE WITH GAAP AND IS THUS SUSCEPTIBLE TO VARYING CALCULATIONS, ADJUSTED EBITDA AS PRESENTED ABOVE MAY NOT BE COMPARABLE TO OTHER SIMILARLY TITLED MEASURES OF OTHER COMPANIES.